Exhibit 10.1

EMPLOYMENT CONTRACT

劳动合同

THIS EMPLOYMENT CONTRACT (this “Contract”) is entered into by and between the following parties on as of May 11, 2024                         :

本劳动合同（“合同”）由以下双方于  2024年5月11日      签订:

A.

Shanghai ShouTi Biotechnology Co., Ltd., a wholly foreign-owned enterprise duly organized and validly existing under the laws of the People’s Republic of China (the “PRC”), with its registered address at Rooms 502, Building 1, No.2889 Jinke Road, China (Shanghai) Pilot Free Trade Zone (the “Company”); and

上海硕迪生物技术有限公司，一家按照中华人民共和国（以下简称 “中国”）法律成立并存续的外商独资公司，其注册地址为中国（上海）自由贸易试验区金科路 2889 弄 1号 5 层 02 单元（下称 “公司”）;与

B.	Yingli Ma , a PRC citizen with the [***] ,

residing at

[***]          (the “Employee”).

                         ，                          ，

，马英利                 中国公民                  身份证号码      [***]

[***]                                                                                                            （下称 “雇员”）。

The Company and the Employee are herein referred to collectively as the “Parties” and each individually as a “Party”.

在本合同中，公司与雇员将合称为“双方”，单称为“一方”。

1.	CONTRACT TERM

合同期限

1.1.

This Contract shall be a fixed-term employment contract. The term of this Contract shall commence on May 11, 2024                                                (the “Commencement Date”) and May 10, 2027 (the “Term”), unless this Contract is terminated earlier in accordance with its terms.

本合同为有固定期限劳动合同。本合同的期限自 2024年5月11日           （“开始日”） 起至 2027年5月10日             （“期限”）止，除非本合同根据其条款提 前终止。

1.2.

The Company does not recognize any of the Employee’s years of service (if any) with the Employee’s previous employer(s). The Parties hereby agree that the Company is not in any way responsible or liable for any claims or rights that the Employee may have against the Employee’s previous employer(s) (if any), and the Employee may not raise any claims or demands against the Company that arose from or are related to the relationship with the Employee’s previous employer(s).

公司不承认雇员在其前雇主处的任何服务年限（如有）。双方特此同意，对于雇员针对其前雇主而可能享有的任何主张或权利（如有），公司一概不承担责任，并且雇员不得向公司提出由于其与前雇主之间的关系而引起的或与之相关的任何主张或要求。

2.	POSITION, DUTIES, AND LOCATION OF WORK

岗位、职责和工作地点

2.1.

The Employee will hold the position of Chief Technology Officer. The Employee will engage in work as set forth in the job description attached hereto as Annex A. The Employee agrees that the Company may reasonably transfer the Employee to a different job position on a temporary or permanent basis pursuant to its business or operational requirements and in line with the Employee’s professional, technical or physical abilities and work performance.

雇员将担任 首席技术官                                                       。雇员将从事本合同附件A 工作说明中所述的工作。雇员同意，公司可根据其业务或经营需要，以及雇员的专业、技术能力或身体条件和工作表现，合理地将雇员临时性或永久性地调整到另一工作岗位。

2.2.

The Employee will perform all duties hereunder in good faith and to the best of the Employee’s ability. The Employee agrees to devote all working time, attention and energies to the business of the Company and to be available at all reasonable times to perform such work as the Company may require. The Employee may not in any way act against the interests of the Company. The Employee shall always conduct himself in the best interest of the Company.

雇员将本着诚信原则并尽其最大能力履行其在本合同项下的全部职责。雇员同意将所有工作时间、注意力与精力倾注于公司业务，并可在一切合理时间履行公司可能要求的工作。任何情况下雇员均不得违背公司利益。雇员应当始终为公司最佳利益行事。

2.3.	The Employee will primarily be based in Shanghai, but will engage in travel as part of the Employee’s work.

雇员的主要工作地点为上海，但作为其工作一部分，雇员将会出差。

2.4.

The Employee hereby agrees that the Company may arrange for the Employee to work from home or at the Company's office site, depending on factors such as the Company’s business needs and the characteristics of the Employee's job position and function. If the Employee is arranged to mainly work at home, the Company may request the Employee to go to the office to attend meetings, report to the Employee's supervisor or handle other assignments or business at any time and the Company reserves the right to change the Employee's main work site.

雇员特此同意，取决于公司业务需要、雇员的岗位职责特点等因素，公司可以安排雇员在家办公或到公司的办公场所上班。如雇员被安排大部分时间在家办公，公司可随时要求雇员到公司办公室参加会议，向上级汇报工作或处理其他工作或业务，并且公司保留变更雇员主要工作场所的权利。

2.5.

The Company may, within reason, reassign the Employee to another branch office or liaison office of the Company, or temporarily second the Employee to other locations, in accordance with business needs and to the extent permissible by law. The Employee may also be required and hereby agrees to travel to such places (whether within or outside the PRC) and in such manner and on such occasions as the Company may from time to time designate, or attend such training (either in the PRC or elsewhere) as the Company may determine.

公司可以根据业务需要及在法律允许的范围内合理地将雇员派往公司其他分支机构或办事处，或者将雇员临时派往其他办公地点履行工作。同时，雇员特此同意，其将按照公司的要求及公司不时指定的方式和情形前往公司指定的地点（无论中国境内或境外）出差，或者根据公司的决定参加位于中国境内或境外的培训。

3.	REMUNERATION AND SOCIAL INSURANCE

薪酬和社会保险

3.1.

The Employee’s annual base pay is RMB ¥2,944,623.00 before the deduction of payable tax and the Employee’s portion of social insurance, housing fund and other required contributions, if any. The Company may adjust the Employee’s annual base pay as it implements new wage systems or adjusts wage levels. The Employee will be paid twelve (12) monthly pays for each calendar year.

雇员的年基本工资在扣除应纳税款以及雇员所须缴纳的社会保险、住房公积金和其他费用（如有）之前为人民币¥2,944,623.00 元。如公司实施新的工资制度或调整工资水平， 公司可对雇员的年基本工资进行调整。雇员每一自然年发十二个月的工资。

3.2.

The Company operates a discretionary bonus structure to reward and incentivize employees. The Employee may be considered eligible for bonus in accordance with this structure. The Employee will only be eligible to receive a bonus if the Employee satisfies the criteria of any bonus plan under the Company’s bonus structure. The decision whether to pay a bonus, its amount, and the timing of payment (if any) shall be at the absolute discretion of the Company and conditioned upon satisfactory achievement of performance objectives set for the Employee by the Company. The Company may in its sole discretion elect to pay to the Employee variable and non-recurrent bonus in accordance with the Company’s compensation policy, at an annual target amount equal to 40% of the Employee’s base pay, provided that the amount of any discretionary bonus awarded to Employee for calendar year 2024 shall be prorated based on the actual number of days that the Employee works for the Company during calendar year 2024. The Employee will only be eligible to be considered for a bonus if the Employee is still employed by the Company and not within any period of notice of termination on the payment date, as the primary purpose of the bonus is to incentivize the Employee to remain with the Company. Receipt of a bonus in one year is not a guarantee of future bonus or similar bonus amount.

公司通过一项酌情性奖金结构来奖励和激励雇员。按照该结构，雇员可能被视为有资格获得奖金。雇员只有在满足公司奖金结构下制定的奖金计划要求的前提下才有资格获得奖金。是否支付奖金、奖金金额及奖金的支付时间（如有）， 应完全按雇员是否满意完成公司制定的雇员表现目标而由公司自行决定。公司经自行决定，可按照公司的 薪酬政策向雇员支付可变的、非经常性的年度标准为雇员基本工资 40% 的奖金，但 雇员在 2024 年自然年度所获得的任何酌情性奖金会根据雇员在 2024 自然年度在 公司实际工作的天数按比例计算。因为奖金主要为鼓励雇员留在公司，只有在支付日仍受雇于公司并且未处于任何离职通知期内的雇员才被视为有资格获得奖金。某一年获得奖金，并不保证将来一定会获得奖金或类似的奖金金额。

3.3.

The Company will withhold individual income tax and the Employee’s portion of social insurance, housing fund and any other required contributions from the Employee’s remuneration as required by PRC laws and regulations. The Company will, in accordance with applicable laws and regulations, pay the social insurance and housing fund contributions that it is required to bear.

公司将根据中国法律法规，从雇员的薪酬中代扣代缴个人所得税和雇员所须缴纳的社会保险、住房公积金和其他费用。公司将根据相关法律法规缴纳公司应承担的社会保险和住房公积金费用。

3.4.	The Company may utilize a third party agency to handle payroll matters.

公司可使用第三方代理机构办理薪酬事宜。

3.5.

The Company will reimburse reasonable business expenses incurred by the Employee in relation to work performed. Such expenses must be directly and solely in relation to work performed for and on behalf of the Company, and should be necessary in order to complete the Employee’s job duties. Such reimbursements are subject to the Employee providing relevant receipts or invoices documenting the expenses incurred, with brief explanation of the reason for such expenses.

公司将报销雇员因工作而产生的合理业务支出。该等支出必须直接且仅因为公司及代表公司工作而产生，并且应为完成雇员的工作职责所必需的。该等报销的前提是雇员必须提供相关收据或发票证明所发生的费用并简要说明发生费用的理由。

4.	REPRESENTATIONS, WARRANTIES, AND UNDERTAKINGS

声明、保证和承诺

4.1.	The Employee hereby represents, warrants, and undertakes the following:

雇员特此作出下述声明、保证和承诺：

(a)

that the Employee acknowledges in writing having received Company policies provided by the Company such as the Employee Handbook and will execute and agree to abide by any additional agreements provided by the Company;

雇员书面确认，其已经收到公司提供的公司政策，例如工手册，并将签署和同意遵守公司提供的任何其他协议；

(b)

that as of the Commencement Date and through the term of this Contract, the Employee is not employed by any other entity, that the Employee’s employment by the Company under the Contract does not violate any contractual or statutory obligations of the Employee (including but not limited to non-compete restrictions or any other type of restrictive covenant), and that the Employee has full capacity to enter into the Contract;

于开始日及合同期内，雇员未受雇于任何其他实体，其根据本合同受公司雇用不违反其任何合同或法定义务（包括但不限于竞业限制或任何其他类型的限制承诺），并且其具有完全行为能力订立本合同；

(c)

that the Employee possesses and/or will fully cooperate with the Company in obtaining the governmental permits/registrations necessary to be employed by and have social insurance and housing fund contributions made by the Company at the location specified in Article 2.3 or any location to which the Employee may be assigned in accordance with Article 2.5;

雇员拥有且／或将充分配合公司取得在本合同第 2.3 条所列明地点或根据第 2.5条其可能被派往工作的其他地点受公司雇用和缴纳社会保险及住房公积金所必需的政府许可／登记；

(d)

that the Employee possesses the professional qualifications, licenses, and/or permits necessary to perform the job duties set out in the Contract and that the Employee will maintain such qualifications, licenses, and/or permits throughout the term of the Contract;

雇员拥有履行本合同规定的工作职责所必需的职业资格、执照和／或许可，并应在本合同期限内维持上述资格、执照和／或许可；

(e)

that all information and data the Employee provided to the Company during the recruitment process and/or will provide at any point during the term of employment, including but not limited to any information and data, e.g., the Employee own personal particulars, education, qualifications, work experience and other relevant details, stated on the Employee’s resume or provided during interviews with the Company, are true and correct, and at the request of the Company, the Employee shall provide original copies of documents related to the Employee’s recruitment or qualifications;

雇员在应聘过程中及／或雇用期间提供给公司的所有信息和资料（包括但不限于其履历上所述或其在面试期间提供的任何信息和资料，如基本资料、教育背景、任职资历、工作经验和其他相关信息）均为真实、准确的；并且，若公司要求，雇员应提供与其应聘或资历相关的文件原件；

(f)

that the Employee consents to reasonable third party or Company investigations of the Employee’s background and qualifications both prior to the Commencement Date and during the Contract term as may be necessary, and that the Employee will cooperate with such investigations;

雇员同意在必要的情况下由第三方或公司在开始日前以及在合同期间对雇员的背景及资历进行合理调查，并将配合此调查；

(g)

that on or before the Commencement Date, the Employee will provide or already has provided the Company with a document signed by the Employee’s previous employer as proof that the Employee’s previous employment relationship has been terminated or has ended; and

在开始日或之前，雇员将或已经向公司提供一份经其前雇主签字的文件，以证明其前劳动关系已解除/终止；及

(h)

that the Employee is in good health as of the Commencement Date and, if requested by the Company, prior to the Commencement Date, the Employee will submit to a medical examination at a hospital/clinic designated by the Company. The results of such medical examination shall be available to the Company, satisfy the reasonable and legal requirements of the Company and be consistent with the Employee’s representation of good health.

于开始日，雇员健康状况良好，如公司要求，其将在开始日之前在公司指定的医院／诊所接受体检。该体检结果应能为公司获取，符合公司合法、合理的要求，并与雇员自述的良好健康状况一致。

4.2.

The Company has entered into this Contract in reliance of the representations made by the Employee. If the Employee is found having violated any of the representations, warranties and undertakings under the items (b), (d) or (e) of Article 4.1, the Employee will be considered to have used deception to cause this Contract to be concluded, and the Company will thus be entitled to terminate this Contract immediately, having relied upon those representations.

公司依赖雇员所作的声明签订本合同。如雇员被发现违反第 4.1 条(b)、(d) 或(e) 款项下的任何声明、保证和承诺，其将被视为采用欺诈手段订立本合同，公司因基于该等承诺而签订本合同，因此有权立即解除本合同。

5.	WORK CONDITIONS, WORKING HOURS AND LEAVE

工作条件、工作时间和休假

5.1.	The Company will provide the Employee with work conditions, labour protection, and protection against occupational hazards that conform to PRC laws and regulations.

公司应向雇员提供符合中国法律法规的工作条件、劳动保护和职业危害防护措施。

5.2.

The Employee will be entitled to fifteen (15) days annual leave, plus all national holidays in the PRC in each calendar year. Annual leave entitlement will be prorated in accordance with actual working period in such calendar year. The Employee shall take the whole of his/her annual leave entitlement in respect of a calendar year within such calendar year. If this is not possible due to working reasons, the Employee may, with the written approval of his/her immediate supervisor or the legal representative of the Company, take deferred annual leave in the following calendar year.

雇员每公历年度将享有十五天年假以及中国境内的法定节假日。可休年假的天数应根据当年实际在职期间按比例计算。雇员应在当年休完该日历年内的所有年假。如果因工作原因无法休假的，经其直属领导或公司法定代表书面批准，雇员可在下个日历年内补休。

5.3.

The Employee is subject to standard working hours system. Standard working hours during the workdays are from 9:00 am to 6:00 pm, Monday to Friday, and the lunch break is one (1) hour per day. The Company’s hours of work shall not exceed eight (8) hours per day or forty-four (44) hours per week. The Employee shall devote sufficient time to his/her work and finish all his/her work properly and promptly.

If the Employee’s position has already been approved to work under a working hours system different from the standard working hours system or if the Company in the future obtains such approval, the Employee hereby agrees to automatically be subject to that alternative working hours system. The Employee hereby agrees to provide any assistance necessary for and fully cooperate with the Company in its application for the Employee to work under the alternative working hours system. If no such approval is obtained, the Employee shall work overtime only if the Employee is so instructed by the supervising manager or the Employee obtains written approval from the supervising manager to work overtime.

雇员适用标准工时制。标准工作时间为周一至周五上午九点钟到下午六点钟，午餐时  间每天一个小时。每日工作时间不超过八小时，平均每周工作时间不超过四十四小时。雇员应保证充分的工作时间从而确保所有工作得以适当并及时完成。

如雇员的岗位已获批准按照非标准工时制工作，或公司将来获得该等批准，则雇员特  此同意，其将自动适用该等非标准工时制。雇员特此同意，当公司为雇员申请实施非  标准工时制时，雇员将给予公司任何必要的协助并全力配合公司。如未获得该等批准，雇员只应在上级经理的要求时或事先获得上级经理书面批准的情况下才能履行加班工  作。

5.4.

If the Employee needs more than three (3) day’s leave because of illness or a non-work related injury, the Employee must provide the Company with a written note, letter, certificate or other form of written documentation from a qualified licensed doctor of a public hospital as evidence of the Employee’s non-work-related illness or injury.

如由于非因工患病或负伤，雇员需请假 3 天以上，必须向公司提交具备资质的公立医院的注册医生出具的书面通知、信函、证明或其他形式的书面文件，以证明该等非因工患病或负伤。

The Company has the right to require the Employee to provide any other reasonable relevant supporting medical documents (such as medical records, hospital registration, receipts, and invoices) or to undergo a second medical check with another hospital designated by the Company at the expense of the Company (and the Company can designate a HR personnel or another member of the Company to accompany the Employee to go through the second medical check). In case of discrepancy, the written note, letter, certificate or other type of written documentation from the Company-appointed hospital shall serve as the final evidence of the Employee’s non-work-related illness or injury. If the Employee fails to provide such written evidence to the Company or refuses to submit to a medical examination by a Company appointed hospital or refuses to be accompanied by a colleague to conduct the second medical check, any leave taken will not be recognized by the Company and will be considered an unexcused leave of absence, for which the Company will deduct from the Employee’s monthly base pay an amount proportional to the unexcused leave taken, or deducted from the

Employee’s annual leave entitlement and, if the annual leave entitlement for the year has already been completely used, then a proportional deduction will be made from the Employee’s monthly base pay.

公司有权要求雇员提供任何其他合理的相关医疗证明文件（如病历卡、医院挂号单、收据和发票等）或在公司指定并付费的另一注册家医生院进行的第二次体检（公司可指定人事工作人员或公司其他人员陪同雇员进行第二次体检）。如体检结果不一致，应以公司指定的医院出具的书面通知、信函、证明或其他形式的书面文件作为雇员非因工患病或负伤的最终证据。如雇员未向公司提供该等书面证据，或拒绝由公司指定的医院进行体检或拒绝公司指派同事陪同进行第二次体检，则此等请假公司将不予认可，并将被视为无故旷工，公司将从雇员的月基本工资中按比例扣除与无故旷工时间相应的薪金或者从雇员的年假中予以扣除；如当年年假已全部休完，则从雇员的月基本工资中按比例扣除。

5.5.

During the statutory medical treatment period, the Employee’s sick leave pay shall be paid at the minimum rate allowed under applicable laws and regulations, unless the Company’s rules and regulations provide otherwise.

在法定的医疗期内，雇员的病假工资应按相关法律法规允许的最低标准支付，除非公司 规章制度另有规定。

6.	PERSONAL CONDUCT, BEHAVIOR AND DISCIPLINE

个人行为和纪律

6.1.

The Employee hereby confirms receipt of a copy of the Company’s applicable rules and policies. If the Employee has not received a copy of such rules and policies then the Employee shall immediately obtain a copy from the Company’s Human Resources department.

雇员特此确认已收到公司的适用规定和政策。如雇员尚未收到，雇员应立即从公司人力资源部获取该等规定和政策。

6.2.

The Employee agrees to observe and comply with all rules, regulations, trade clearance policy, procedural practices and arrangements of the Company (specified in the Employee Handbook) and in other labor rules and regulations of the Company (collectively, the “Employee Rules”) as they may be amended (whether by way of internal memorandum or otherwise) from time to time. The Employee shall be required to sign acknowledgement of the terms and conditions in the Employee Handbook and Employee Rules on the Commencement Date or (if the Employee Handbook and/or Employee Rules are not in existence on the Commencement Date) on the date of adoption by Company of its initial Employee Handbook and Employee Rules. The Company may reward and discipline the Employee in accordance with such rules and regulations. This Contract (including its Exhibits), the Employee Handbook and Employee Rules contain terms and conditions of the whole agreement between the Employee and the Company relating to the Employee’s employment with the Company. Where there is any inconsistency between the terms of the Employee Handbook or Employee Rules and this Contract, the terms of this Contract shall prevail.

雇员承诺遵守公司的所有守则、规定、报关政策、手续和安排（详见员工手册）以及公司其他劳动守则和规定（统称  “员工守则”）及修订版（可采用内部备忘录或其他形式）。雇员应按照要求于开始日当日或公司首次启用员工手册和员工守则当日（如果在生效日当日没有员工手册和/或员工守则）签署员工手册确认书。公司可按照该等规章制度对雇员实施奖惩。本合同（包括附件），员工手册以及员工守则构成合同双方之间关于雇员受聘于公司的整个合同。如本合同与员工手册或员工守则之间不一致，以本合同为准。

6.3.	The Company retains the right to formulate, change, modify, suspend, interpret or cancel, through statutory procedures, in whole or in part, the provisions of the Employee Handbook or Employee Rules.

公司保留通过法定程序全部或部分制定、变更、修改、中止、解释或取消员工手册或员工守则条款的权利。

6.4.	The Employee must faithfully and fully implement instructions or resolutions from supervisors, the board of directors of the Company and/or the parent company of the Company.

雇员须忠实、全面地执行主管、公司董事会和/或公司母公司董事会作出的指令或决议。

6.5.

During the term of employment, the Employee shall not engage in any business for the Employee’s own account or on the account of third parties (including but not limited to any business competitor of the Company and/or any of its affiliates) and shall not accept any position in any private or public organizations without the written consent of the Company; and likewise the Employee agrees to devote the whole of the Employee’s time and attention during normal working hours and at such other times as are reasonably necessary to the service of the Company. The Employee may not sit on any board of directors, or be a director of any public company without prior approval from the Company. The Employee may not have any outside interests which could compromise the Company in any way, or would impair or impact on the Employee’s work performance. The Employee shall abide by the Company's conflict of interest policy at all times during employment.

在雇用期间，雇员不得为其个人或第三方（包括但不限于公司和/或其任何关联公司的 任何业务竞争对手）利益从事任何其他业务，未经公司书面允许，亦不得在任何私人或 公共组织中任职。雇员同意在正常工作时间或公司业务需要的其他合理时间内全身心地 投入工作。未经公司事先许可，雇员不得在任何董事会任职或担任任何上市公司的董事。雇员不得拥有任何可能损害公司利益或者降低或影响其工作表现的外部利益。在雇用期 间，雇员应当始终遵守公司关于利益冲突的政策。

6.6.

The Employee agrees to make every effort to maintain and protect the reputation of the Company, its related entities and their businesses, products, directors, officers, employees, and agents. The Employee hereby agrees not to disparage or make any defamatory statements either verbally or in writing to the media, in a public forum including in all forms of social media not limited to social networking sites, all other internet postings including blogs about the Company and its related entities or their businesses, products, directors, officers, employees, and agents (or persons representing them in their official capacity) or engage in any activities that could be anticipated to harm or result in any damage to the Company’s or its related entities’ reputation, operations, or relationships with current or prospective customers, suppliers or employees and will not encourage, instruct, induce or assist any other person to do so.

雇员同意尽一切努力维持并保护公司和其关联实体以及它们的业务、产品、董事、管理人员、雇员和代理人的声誉。雇员特此同意，其不会向任何媒体或在任何公共场合（包括各种形式的社会媒体，不限于社交场所和所有其他包括博客在内的网络平台）中以口头或书面形式对公司和其关联实体或它们的业务、产品、董事、管理人员、雇员和代理 （或以职务身份代表其行事的人）进行诋毁或发表贬抑性评论，亦不从事任何可能损害公司或其关联实体的声誉、业务或它们与其现有或潜在客户、供应商或雇员之间关系的活动，亦不会鼓励、指使、教唆或协助任何其他人作出该等言论和/或行动。

6.7.

The Employee agrees to comply with all applicable laws, regulations, and governmental orders of China (as well as any laws, regulations, or governmental orders of the United States of America with extra-territorial application, including but not limited to the Foreign Corrupt

Practices Act), now or hereafter in effect, relating to the Employee’s employment by the Company. Without limiting the generality of the foregoing, the Employee represents and warrants that the Employee has not, and shall not at any time during the Employee’s employment with the Company, pay, give, or offer or promise to pay or give, any money or any other thing of value, directly or indirectly, to, or for the benefit of: (i) any government official, political party, candidate for political office or public international organization; or (ii) any other person, firm, corporation or other entity, with knowledge that some or all of that money or other thing of value will be paid, given, offered or promised to a government official, political party, candidate for political office, or public international organization, for the purpose of obtaining or retaining any business, or to obtain any other unfair advantage, in connection with the Company’s business.

雇员同意遵守现行或将来生效的与雇员受雇于公司相关的所有适用的中国法律、法规和政府政策（以及任何于美国行政领域之外仍适用的美国法律、法规和政令, 包括但不限于美国的反腐败法）。在不限制上述一般性规定的前提下，雇员声明并保证在其受雇于公司期间的任何时候，其不曾也不会为了获得或保持任何业务或在公司业务方面取得任何其他不正当利益而直接或间接向下列人士，或为下列人士之利益支付、给予或提供或承诺支付或给予任何款项或任何其他有价值的物品：(i) 任何政府官员、政党、政治职务候选人或公共国际组织；或 (ii) 明知其将向政府官员、政党、政治职务候选人或公共国际组织支付、给予、提供或承诺提供某些或所有上述款项或其他有价值的物品的任何其他人、企业、公司或其他实体。

6.8.

The Employee acknowledges that the Company’s products, and all technical data pertaining to those products, may be subject to export controls under the laws and regulations of China, and the United States of America. During the employment with the Company, the Employee shall comply strictly with all such export controls, and, without limiting the generality of this clause, the Employee shall not export, re-export, transfer or divert any of the Company products, and technical data pertaining to such Company products, or any direct product thereof to any destination, end-use or end-user that is prohibited or restricted under United States export control laws and regulations, except as specifically authorized by the United States Department of Commerce. The obligations under this clause shall survive the expiration or termination of this Contract.

雇员确认，公司的产品和有关该等产品的所有技术数据可能受限于中国和美国的法律法规项下的出口管制。在雇员受雇于公司期间，其应严格遵守所有该等出口管制，且在不限于本条的一般性规定的前提下，雇员不得将公司的任何产品以及有关该等公司产品的技术数据或该等数据的任何直接产物出口、转口、转让或转移至美国出口管制法律和法规禁止或限制的任何目的地、最终使用地或最终用户，但美国商务部特别授权的除外。本条项下的义务应在本合同期满或终止后继续有效。

6.9.

If the Employee violates any provision under Articles 6.2, 6.4, 6.5, 6.6, 6.7 and 6.8, the Employee will be considered to have seriously violated the Company’s rules and regulations, and the Company will be entitled to terminate this Contract immediately without severance. In addition, the Employee shall compensate the Company for the losses incurred by it due to the Employee’s violation of Article 6.

如果雇员违反了本第 6.2、 6.4、 6.5、 6.6、 6.7 和 6.8 条的任何规定，其将被视为严重违反了公司的规章制度，公司有权立即解除本合同且不支付任何经济补偿金。此外，雇员应赔偿公司因其违反第 6 条所受损失。

7.	TERMINATION OF THE CONTRACT

合同解除

7.1.

The Company may terminate the Contract on any ground and in any circumstance allowable under the law, and shall provide prior notice or pay in lieu of notice to the Employee if and as required under the law.

公司可根据法律允许的任何事由以及在法律允许的任何情形下解除本合同。如法律要求提前通知，则公司将按照法律规定提前通知雇员或向雇员支付代通知金。

7.2.

During the probationary period, if the Employee fails to fulfil the necessary conditions of employment listed in Article 1.3 hereof, the Employee will be considered “to have been proved during the probationary period not to meet the conditions for employment.” Under such a circumstance, the Company shall have the right to terminate this Contract without prior notice, and without payment of severance.

在试用期内，如雇员未能满足本合同第 1.3 条列明的必要雇用条件，则其将被视为”在试用期间被证明不符合录用条件”。在该等情形下，公司有权解除本合同而无需提前通知，也无需支付经济补偿金。

7.3.

The Company may terminate the Contract if the Employee needs to convalesce after suffering a non-work-related illness or injury and, at the end of the Employee’s statutory medical treatment period, cannot engage in the Employee’s original work or in other suitable work arranged by the Company. The Company is under no obligation to create a new job position for the Employee in this situation. During the medical treatment period, the Company has the right to hire another individual to fulfil the Employee’s job duties. The Company reserves the right to assign the Employee to a suitable and available alternative position upon the Employee’s return, should the Employee’s original job position have been filled by other Company employees or otherwise. If the Employee is not able to return to the Employee’s work or no suitable alternative position is available after the expiration of the statutory medical treatment period, then the Employee will be considered as “being unable to engage in the Employee’s original work or in other work arranged by the employer”.

如雇员非因工患病或负伤需要休息，法定医疗期届满后，不能从事其原工作也不能从事公司为其安排的其它适当的工作，则公司可解除本合同。在该等情形下，公司无义务为雇员创设新的工作岗位。在医疗期内，公司有权聘用他人履行雇员的工作职责。如雇员原工作岗位上已由其他公司雇员或其他人担任，公司有权在雇员回来后安排其到一个适合且现有的其他岗位上工作。如雇员在其法定医疗期满后仍不能返回工作岗位或适合的其他岗位不存在，则其将被视为“不能从事原工作也不能从事用人单位另行安排的工作”。

7.4.

The Company may terminate the Contract in accordance with the law if the Employee is “incompetent” (meaning that the Employee (i) is unable to fulfill the Employee’s duties or performance goals as set out in the Contract, in other agreements between the Parties, in board of directors resolutions or management plans, or in relevant Company policies strictly in accordance with the management’s instructions, and/or (ii) is unable to fulfill the Employee’s duties at the level generally expected of Company employees in a similar job or persons employed from outside to perform a similar type of work), and “remains incompetent” after undergoing the usual training for the Employee’s assigned position (such training may consist placing the Employee on a performance improvement plan) or after assignment to another post (which need not carry responsibilities, a grade or a pay level equivalent to those of the original post) within the Company. In addition, if the Employee is “incompetent” but refuses or fails to participate in any performance improvement plan arranged for the Employee, or job adjustment provided by the Company, the Employee will be deemed to “remain incompetent”, and the Company may terminate this Contract in accordance with the law.

如雇员 “不能胜任工作”（指雇员(i)不能严格按照公司管理层的指示履行本合同、双方之间的其他协议、董事会决议或管理计划、或相关公司政策中所规定的雇员的职责或绩效目标，和／或(ii)无法达到人们对处于类似工作岗位的公司雇员或从事类似工作的外聘人员所普遍期望的水平），并且对其进行正常的岗位培训（该等培训可包括要求雇员参与业绩改进计划）或调整至公司另一岗位（该岗位的职责、级别和工资水平不必和原岗位相当）后 “仍不能胜任工作”，则公司可依法解除本合同。此外，如雇员”不胜任工作”，但拒绝或未能参加公司为其安排的业绩改进计划，或拒绝接受公司所作的岗位调整，则其将被视为“仍不能胜任工作”，公司可依法解除本合同。

7.5.

If there is a major change in the objective circumstances upon which this Contract is concluded causing the Contract to no longer be performable as originally intended, then, to make the Contract performable, the Company may in its discretion offer the Employee either: (a) an existing alternative job (if an appropriate alternative job is available which may be at a different level of seniority and/or pay); or (b) putting the Employee on leave of absence and paying a basic living allowance (instead of full salary), which will be equal to the statutory local minimum wage in the location where the Contract is performed. If the Employee refuses the aforesaid offer or does not respond within fifteen 15 calendar days after receipt of the offer, then the Parties will be deemed to have failed to reach an agreement on amending the Contract to make it performable, and the Company may terminate this Contract.

如本合同订立时所依据的客观情况发生重大变化，致使本合同无法按原订立合同时的意图履行，则为使本合同得以履行，公司可酌情向雇员提供：(a)现有的其他岗位（如有合适的其他岗位，但该岗位的级别和/或工资可能不同于原岗位）；或(b)安排雇员放假并向雇员支付基本生活费（代替其全额工资），该基本生活费的金额将相当于本合同履行地的当地法定最低工资。如雇员拒绝上述任何提议， 或在收到提议后－15 个日历日内未作出回复，则双方将被视为不能协商变更劳动合同以使其可予履行，公司可解除本合同。

Major changes in objective circumstances shall include but are not limited to the Company undergoing reorganization or restructuring (including but not limited to the elimination of job functions or positions), or experiencing production and operational difficulties that genuinely necessitate staff reduction, relocation, asset transfer, merger through absorption or closure of departments or offices.

“客观情况发生重大变化”的情形包括但不限于：公司因重组或重整（包括但不限于撤销职能或岗位）或因生产经营发生困难而确需裁减人员、搬迁、资产转移、吸收合并或部门/办公室关闭或撤销。

7.6.

The Company reserves the right to require the Employee not to attend work or engage in any of the Employee’s duties of employment at any point during this Contract, including during any notice period, and may suspend the Employee during any investigation for breach of discipline or violation of the law. During any period where the Employee is instructed not to attend work, the Employee shall be deemed to have first been put on annual leave. The Employee will only receive base pay (as stated in Article 3.1 of this Contract) and statutory benefits during any period of leave; all other additional compensation and benefits including but not limited to any bonus and commission will not accrue in relation to the leave period.

公司有权在本合同期限内(包括在任何通知期内)随时要求雇员不上班或不履行其任何工作职责，并且可在对雇员的违纪或违法行为进行调查期间暂停雇员的工作。如雇员被要求不上班，则该不上班期间应首先被视为安排雇员休年假。雇员在该等休假期间将仅获得基本工资（如本合同第 3.1 条所述）及法定福利；就该等休假期而言，所有其他额外报酬和福利（包括但不限于任何奖金和佣金）均不予计发。

7.7.

The Employee is required to provide at least thirty (30) days’ prior written notice to resign from the Employee’s position with the Company. The Company has the right to withhold issuing proof of termination and/or undertaking any other termination procedures until the full notice period has been completed. The Company may waive the Employee’s notice period if requested or if otherwise deemed necessary. Any waiver will be at the discretion of the Company.

雇员从公司辞职，须至少提前 30 天发送书面通知。公司有权在完整的通知期结束后才签发解除证明和/或办理任何其他解除手续。若经雇员申请或公司视为必要，公司可放弃雇员的通知期。是否放弃通知期将由公司自行决定。

7.8.

The Employee agrees that, at the time of leaving the employment of the Company for whatever reason, the Employee will deliver to the person designated by the Company (and will not keep in the Employee’s possession, custody or control or deliver to anyone else) all Company property, including but not limited to any and all Company chops (including without limitation the Company’s official chop, contract chop, financial chop, and any other chops belonging to the Company or any affiliated or related entity of the Company), Company-provided computer and/or laptop, car, cell phone, blackberry, and other devices, keys, badges, Company bank cards, cash advances, contracts, records, data, notes, reports, proposals, lists, correspondence, business information, client information, specifications, drawings, blueprints, sketches, inventions, copyrightable works, materials, equipment and any other documents or property belonging to the Company, its successors or assignees or their clients, customers or licensees and all reproductions or summaries of any of the aforementioned items in whatever format, whether or not they contain confidential information. The above items must be returned in a state acceptable to the Company, without damage or deletion of content. The Employee agrees that all of the foregoing, except for third party information, will remain the Company’s property at all times. Payment of the severance (if any) is expressly conditioned on the return of all Company property in acceptable form and completion of the handover procedure, and the Company reserves the right to deduct the value of any and all such unreturned or damaged Company property from any payment (such as settlement payment) payable to the Employee to the extent allowed by law.

雇员同意，无论其因任何原因离职，雇员将向公司指定的人士交还（并且不会占有、保 管或控制或向任何他人交付）所有属于公司、其承继人、受让人或其顾客、客户或被许 可人的所有财产，包括但不限于任何及所有公司印章（包括但不限于公司公章、合同章、财务章及属于公司或其任何关联或相关实体的任何其他印章）以及公司提供的计算机和 /或笔记本电脑、汽车、手机、黑莓和其他设备、钥匙、徽章、公司银行卡、预支现金、合同、记录、数据、笔记、报告、提案、清单、往来通信、业务资料、客户资料、规格、图纸、蓝图、草图、发明、可获版权的作品、资料、设备和任何其他文件或财产及上述 任何项目任何格式的复制件或概要，无论其是否载有保密信息。上述物品须以公司认可 的状态归还公司、且不得有任何损坏或内容删除。雇员同意，所有上述项目（第三方信 息除外）始终属于公司的财产。雇员以可接受的方式归还所有公司财产并完成工作交接 手续是公司支付经济补偿金（如有）的前提。公司保留在法律允许的范围内从应付雇员 的款项（例如结算款项）中扣除任何和所有未归还或受损的公司财产价值的权利。

8.	LIABILITY FOR BREACH OF CONTRACT AND COMPENSATION

违约责任和赔偿

8.1.	If either Party breaches the Contract, thereby causing the other Party to suffer damage, the Party in breach will be liable to pay compensation to the non-breaching Party for such damage.

任何一方违反本合同，导致另一方遭受损失的，则违约方应该向守约方承担赔偿责任。

8.2.

To the extent permitted by law, the Company reserves the right to deduct from the Employee’s pay an amount equivalent to the damages suffered by the Company as a result of the Employee’s breach of: (i) this Contract; (ii) any of the Company’s rules, regulations, or policies; or (iii) any instructions from the management of the Company and/or the resolutions of the board of directors of the Company, as well as any other action of the Employee that causes the Company to suffer direct monetary damages or loss.

在法律允许的范围内，如雇员违反（1）本合同、（2）公司规章制度或政策、或（3）公司管理层指示和／或公司董事会决议而导致公司遭受损害，及因雇员其他行为造成公司遭受直接经济损失，则公司有权从应付雇员的工资中扣除与公司所受损失相当的赔偿额。

9.	PROTECTION OF INFORMATION AND INTELLECTUAL PROPERTY

信息和知识产权保护

9.1.

As a condition of employment by the Company, the Employee shall enter into a Confidentiality, Inventions Assignment, Non-Competition and Non-Solicitation Agreement in the form attached to this Contract as Annex B with the Company on the same date as this Contract.

作为被公司雇用的条件之一，雇员应在签订本合同之日与公司签订格式如本合同附件 B 的保密、发明转让、不竞争和不招揽协议。

10.	MISCELLANEOUS PROVISIONS

其他规定

10.1.

The Employee consents that the Company shall electronically and manually hold and process any data it collects, stores or processes which relates to the Employee, in the course of his/her employment and during the course of any non-compete period, for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. It may also be necessary for the Company to forward such data to other offices they may have within or outside the PRC, including but not limited to the USA, where such data shall be stored and/or processed by the received offices, and the Employee consents to them of doing so as may be necessary from time to time.

雇员同意在雇员的任职期间内以及竞业禁止期内，公司出于员工和业务管理的需要，或为了遵守相关程序或法规，可持有公司收集、储存或处理的关于雇员的任何数据，包括电子数据和书面数据。此外，公司可在必要时将上述数据转发至中国境内外的分公司，包括但不仅限于美国公司，由接收分公司保管和处理相关数据。在此情况下，雇员应授权上述分公司在必要时进行相关数据保管和处理。

10.2.	This Contract shall come into effect when it is signed by the parties and after all of the following conditions have been satisfied or waived at the sole discretion of the Company:

本合同在雇员达成如下条件或如下条件被公司免除后，经双方签字盖章生效：

(a)

the Employee has promised that he/she is at liberty to take up employment with the Company and perform all the obligations set out in this Contract without limitation and without breaching any obligations or duties which he/she owes to a third party;

雇员承诺其有权担任公司授予的职务，履行合同所有义务，不受制于或违背其与任意第三方约定的义务和职责；

(b)

the Employee has obtained all necessary regulatory registrations, filings on and/or approvals for the performance of his/her duties with the Company, such as the PRC work permit, the official termination letter issued by the former employer(s) etc.

雇员取得履行合同义务的所有必要的法定证照和许可，如就业许可，前任雇佣关系的终止证明等。

10.3.

By signing this Contract, the Employee hereby acknowledges that the Company has truthfully informed the Employee as to the content of the work, working conditions, place of work, occupational hazards, safety conditions, and salary compensation.

就签订本合同而言，雇员特此认可公司已如实告知雇员其工作内容、工作条件、工作地点、职业危害、劳动保护和劳动报酬。

10.4.

The Employee acknowledges and agrees both prior to and during the Employee’s employment with the Company, to the collection, maintenance, use and transfer of the Employee’s personal information by the Company for human resources management, background checks, investigations, and other legitimate employment/business related purposes within and outside of the PRC. Specifically, and in addition to the foregoing, the Employee acknowledges and agrees that the Company may transfer the Employee’s personal information to its affiliated companies or vendors inside and outside the PRC for employee benefits processing and other human resources management related purposes. Personal data will be collected only for lawful and relevant purposes and all practicable steps will be taken to ensure that personal data held by the Company is accurate. If there is any change in the Employee’s personal information collected by the Company, the Employee is responsible to report such changes to the Company in a timely manner. The Company will take all practicable steps to ensure the security of the personal data and to avoid unauthorized or accidental access, or other use.

雇员承认并同意，在雇员受雇于公司之前和期间，公司可以为人力资源管理、背景调查、专项调查及其他合法的与雇佣/业务相关的目的而在中国境内外收集、保管、使用和转 移雇员的个人信息。特别地，除前述内容之外，雇员承认并同意，公司可以为员工福利 办理及其他与人力资源管理相关的目的，将雇员的个人信息转给其中国境内外的关联公 司或供应商。个人资料的收集仅限用于合法和相关目的，而且公司将采取一切可行措施 以确保公司所持个人资料的准确性。如果公司所收集的雇员个人信息有任何变化，雇员 有责任及时向公司报告这些变化。公司将采取一切可行措施确保个人资料的安全，避免 他人未经授权或意外获得或以其它方式使用该等个人资料。

10.5.

The contents of the Company’s IT resources and communications systems are Company property. Therefore, employees should have no expectation of privacy in any message, files, data, document, facsimile, telephone conversation, social media post conversation or message, or any other kind of information or communications transmitted to, received or printed from, or stored or recorded on Company electronic information and communications systems. The Company reserves the right to monitor, intercept and review, without further notice, employee activities using Company IT resources and communications systems and the Employee acknowledges and consents to such monitoring by the Employee’s use of such resources and systems.

公司信息技术资源和通信系统的内容均为公司财产。因此，对于在公司电子信息和通信系统上传送、收发、打印、存储或记录的任何信息、文档、文件、数据、文件、传真、电话通话、社交媒介上发布的对话或信息或任何其他类型的信息或通讯，雇员均不应期望会有任何隐私。公司有权对雇员使用公司信息技术资源和通信系统开展的活动进行监督、拦截和审核，而无需进一步通知雇员，且雇员确认并同意，公司可以对雇员使用该等资源和系统的情况进行该等监督。

10.6.

Both Parties hereby acknowledge and agree that any written notice served on the other Party, either in person or posted to the Party’s address as specified in the header of this Contract (unless a Party has notified the other Party in writing of a change in address, in which case notice should be served to such Party at the last updated address), shall be deemed as valid and effective notice.

Notice served in person shall be deemed effective on the day of delivery; and notice served by post shall be deemed effective on the day following the posting. Notice may also be effectively served through e-mail or other electronic messaging system, and will be deemed as effectively served on the day of transmission. Employee notice to the Company should be addressed to Human Resources.

双方特此确认并同意，任何书面通知通过专人或邮寄的方式送达另一方在本合同文首标明的地址（除非该方已将地址变更书面通知另一方，在此情况下，通知应按最后更新的地址送达该方），即被视为有效送达的通知。派专人送达的通知于交付之日视为生效，通过邮寄发出的通知于邮寄的次日视为生效。通知亦可通过电子邮件或其他电子信息系统有效送达，并且于传送之日视为生效。雇员发给公司通知的收件人应为人力資源。

10.7.

Except as otherwise provided herein, any amendment to the terms of this Contract shall be made in writing and must have the agreement of both Parties. In the event that any term hereof conflicts with the rules and regulations of the Company, this Contract will prevail. Any matters that have not been addressed in the Contract will be handled in accordance with the rules and regulations of the Company.

除非本合同另行规定，否则本合同条款的任何修订均应以书面方式进行且必须经双方同意。如本合同的任何条款与公司的规章制度抵触，则将以本合同为准。本合同未列事宜将按公司的规章制度处理。

10.8.	This Contract is the entire agreement between the Parties and supersedes any and all prior oral and written agreements between the Parties, except as may be specified herein.

本合同为双方之间的全部协议，并取代双方之间先前所有口头和书面协议，但本合同中 具体规定的除外。

10.9.	If any Article or portion of any Article of this Contract should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of the remainder of this Contract.

如本合同任何条款或任何条款的一部分被裁定不可强制执行，双方同意，其不会影响本合同剩余部分的可强制执行性。

10.10.

Any waiver by the Company of a breach of any provision of the Contract by the Employee shall not operate or be construed as a waiver by the Company of any subsequent breach of such provision or any other provision hereof.

若公司放弃追究雇员违反本合同某一条款责任，则该放弃并不构成也不得理解为公司将 放弃对雇员此后违反该条款或本合同任何其他条款的责任追究。

10.11.

This Contract shall be governed by PRC law. In the event that an employment dispute arises between the Employee and the Company, the Parties will first try to resolve the dispute through consultation, and if this fails, either Party may submit the dispute to the exclusive jurisdiction of the local employment dispute arbitration tribunal proximate to the Company’s registered address, and if either Party is not satisfied with the arbitration decision, such Party may submit the dispute to the people’s court proximate to the Company’s registered address. Notwithstanding the foregoing, the Parties agree that in certain cases, where permissible by law, either Party may submit a claim directly to the exclusive jurisdiction of the court proximate to the Company’s registered address.

本合同受中国法律管辖。如雇员和公司之间发生任何劳动争议，双方应首先通过协商解决争议，如协商不成，任何一方均可将争议提交公司注册所在地的劳动仲裁庭，由其排

他性管辖。如任何一方对仲裁裁决不满，该方可将该争议提交公司注册所在地的人民法院。尽管有上述规定，双方同意，在某些情况下，如法律允许，任何一方均可直接将争议提交公司注册所在地的法院，由其排他性管辖。

10.12.	This Contract is executed in the English and Chinese languages. Both language versions shall be equally valid.

本合同签署中、英文版本。两种文本具有同等效力。

10.13.	This Contract shall become effective and binding on the latest date signed below.

本合同自下方签订日中较晚之日起生效。

[Signature Page Follows 下接签署页]

IN WITNESS WHEREOF the Parties have executed this Contract on the date first set forth above.

双方已于文首所述签字之日签署本合同，以资证明。

The Company
公司

For and on behalf of Shanghai ShouTi Biotechnology Co., Ltd. (chop)
代表上海硕迪生物技术有限公司（盖章）

/s/Raymond Stevens
Signature / 签字

Raymond Stevens
Name/姓名

Legal Representative 法定代表人
Title / 职务

The Employee
雇员

/s/Yingli Ma
Signature / 签字

Yingli Ma
Name/姓名